Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Ronald C. Brown, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-Q for the quarter ended June 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ RONALD C. BROWN

Ronald C. Brown
Chief Financial Officer
Starwood Hotels & Resorts Worldwide, Inc.
August 12, 2003